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                                Exhibit No. 10 (a)

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                   [LETTERHEAD OF HOPE PLAYER APPEARS HERE]


June 18, 1997



Mr. Richard Sayers
Magee, Foster, Goldstein & Sayers
P.O. Box 404
Roanoke, Virginia 24003-0404

Dear Mr. Sayers:

This letter is to authorize you to include my Independent Auditors' Report relating to the audited financial statements for Genesis Financial Group, Inc. as of December 31, 1995 and 1996 and for the years then ended in the securities registration statements for Genesis Financial Group, Inc. for $7.5 million in corporate promissory notes.


If you should need any additional information, please do not hesitate to contact me.

Sincerely,

HOPE PLAYER AND ASSOCIATES, P.C.

/s/ W. HOPE PLAYER, CPA, CFP

W. Hope Player, CPA, CFP


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